UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_______________________

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934
_______________________

MAGNEGAS CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	26-0250418
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

150 Rainville Road
Tarpon Springs, FL 34689	34689
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class	Name of each exchange on which
to be so registered	each class is to be registered
Common stock, $0.001 par value per share	The NASDAQ Stock Market LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A(d), check the following box. ☐

Securities Act registration statement file number to which this form relates: Form S-1, File No. 333-181775

Securities to be registered pursuant to Section 12(g) of the Act:

None
(Title of Class)

Item 1.	Description of Registrant’s Securities to be Registered.

Magnegas Corporation (the “Registrant”) hereby incorporates by reference the description of its common stock, par value $0.001 per share, to be registered hereunder contained under the heading “Description of Securities” in the Registrant’s Registration Statement on Form S-1 (File No. 333-181775), as initially filed with the Securities and Exchange Commission (the “Commission”) on May 30, 2012, as subsequently amended (the “Registration Statement”), and in the prospectus included in the Registration Statement to be filed separately by the Registrant with the Commission pursuant to Rule 424(b) under the Securities Act of 1933, as amended, which prospectus shall be deemed to be incorporated by reference herein.

Item 2.	Exhibits.

In accordance with the “Instructions as to Exhibits” with respect to Form 8-A, no exhibits are required to be filed as part of this registration statement because no other securities of the Registrant are registered on The NASDAQ Stock Market LLC and the securities registered hereby are not being registered pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

MAGNEGAS CORPORATION
Date: August 14, 2012	By:	/s/ Ermanno Santilli
Ermanno Santilli
Chief Executive Officer

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